ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of August 23, 2006, by and among Barron Partners LP, a Delaware limited liability company (the “Purchaser”), Science Dynamics Corporation, a Delaware corporation (the “Company”), and Sichenzia Ross Friedman Ference LLP, with an address at 1065 Avenue of the Americas, New York, New York 10018 (the “Escrow Agent”).

WITNESSETH:

WHEREAS, Purchaser proposes to purchase shares of its series A preferred stock and common stock purchase warrants (the “Securities”) pursuant to a proposed securities purchase agreement (the “Agreement”) between the Purchaser and the Company; and

WHEREAS, the Company and the Purchaser have requested that the Escrow Agent hold the purchase price of the Securities in escrow upon the terms set forth herein;

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1

TERMS OF THE ESCROW

1.1.  The Purchaser intends to purchase the Securities for a purchase price of $4,500,000. Payment shall be made to the Escrow Agent by wire transfers to the Escrow Agent shall be made as follows:

HSBC Bank USA
950 Third Avenue
New York, NY 10022

A/C of Sichenzia Ross Friedman Ference LLP, IOLA
A/C# 629034125
ABA# 021001088
Remark: BARRON — SIDY

1.2.  The Escrow Agent shall advise the Company upon its receipt of such funds.

1.3.  The funds are being delivered to the Escrow Agent in anticipation of the execution of the Agreement and the closing of the sale of the Securities on the terms set forth I the Agreement. At of prior to the Closing, the Purchaser and the Company shall complete Exhibit A to this Agreement.

1.4.  The Company agrees that, if, for any reason, the Agreement is not signed and the Closing under the Agreement is not consummated, for any reason, by 5:00 P.M., New York City time on August 31, 2006, the funds held in escrow shall, at any time thereafter on demand of Purchaser, be promptly wired to the Purchaser, at which time the obligations of the Escrow Agent shall terminate, and the prior approval of the Company shall not be required. The Company acknowledges that the Purchaser is putting the funds in escrow prior to execution of a definitive agreement in order to enable the Company to negotiate certain of the closing conditions set forth in the proposed Agreement, and neither the execution of this Escrow Agreement nor the wiring of funds to the Escrow Agent shall be construed as an agreement to purchase the Securities. The Purchaser shall have no obligation to enter into the Agreement and no obligation to purchase the Securities except on such terms as are set forth in the Agreement, if and when executed by the Company and the Purchaser. The failure of the Purchaser to execute an Agreement shall not be a breach of any obligation of the Purchaser to the Company.

ARTICLE II

MISCELLANEOUS

        2.1  No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

       2.2  All notices or other communications required or permitted hereunder shall be in writing, and shall to the addresses set forth on the signature page of this Agreement.

      2.3  This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

         2.4  This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

         2.5  Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

        2.6  The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York. Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in New York City.

    2.7  The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, each Purchaser and the Escrow Agent.

        2.8  The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud and willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law (who may be attorneys who are partners or members of, of counsel to or employed by the Escrow Agent) shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud and willful misconduct.

        2.9  The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

        2.10  The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver the this Agreement or any documents or papers deposited or called for hereunder in the absence of gross negligence, fraud and willful misconduct.

       2.11  The Escrow Agent shall be entitled to employ such legal counsel (including attorneys who are partners or members of, of counsel to or employed by the Escrow Agent) and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation; provided that the costs of such compensation shall be borne by the Escrow Agent.

         2.12  The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving written notice to the Company and the Purchaser. In the event of any such resignation, the Purchaser and the Company shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any escrow funds and other documents held by the Escrow Agent.

        2.13  If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         2.14  It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the stock certificates or other documents or the escrow funds held by the Escrow Agent hereunder or in the event that the Escrow Agent shall, for any reason, be uncertain as to its obligations under this Agreement, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said stock certificates and other documents and the escrow funds and certificates for the Shares until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the escrow funds and any other stock certificates or other documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City, County and State of New York in accordance with the applicable procedure therefore

       2.15  The Company and Purchaser agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents, counsel and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Subscription Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of date first written above.

Purchaser:		730 Fifth Avenue, 25th floor New York, New York 10019
BARRON PARTNERS, LP
By:	Barron Capital Advisors, LLC, its General Partner

By:
Andrew Barron Worden President Science Dynamics Corporation		7150 North Park Dr, Suite 500 Pennsauken, NJ 08109

By:
Paul Burgess, CEO
SICHENZIA ROSS FRIEDMAN FERENCE LLP

By:
Name: Title:

Schedule A

Name	Payment

Schedule A

Name and Wire Instructions	Payment
Dragonfly Capital Partners, LLC: Wachovia Bank 1065 Providence Road Charlotte, NC 28207 Acct # 2000015184281 R/T # 053000219 (For brokers commissions or fees)	$134,000
Colebrooke Capital: Chase Manhattan Bank 770 Lexington Avenue New York, NY 10021 Account #036-501051-065 Routing #021000021 (For brokers commissions or fees)	$76,000
Sichenzia Ross Friedman Ference LLP General Operating Account HSBC Bank USA 930 Third Avenue New York, New York 10022 A/C of Sichenzia Ross Friedman Ference LLP A/C# 629735158 ABA# 021001088 (For fees and disbursements)	$79,851.52
North Fork Bank 404 5th Ave New York, NY 10018 ABA # 021407912 Laurus Master Fund P&I Account # 270-404-8053 Re: Science Dynamics Corporation	$541,562.5
Ricardi Technologies Inc. Wachovia ABA: 051400549 ACCT: 1010140075751 (For Acquisition)	$3,150,000
Shaiman, Drucker, Beckman, Sobel& Stutman, LLP Escrow Account Account No. 8615759167 ABA Number: 031000053 Contact: Michelle Ortiz PNC Bank 1600 Market Street Philadelphia, PA 19103 215) 585-8276 (For Acquisition; held in escrow pursuant to purchase agreement)	$350,000

Barron Partners LP (By Check) 730, Fifty Avenue 25 Floor New York, New York 10019 Attn: Andrew Barron (For due diligence Fees)	$50,000
Watergate Holdings LLC Wachovia Bank, N.A. 1525 West W.T. Harris Charlotte, NC 28262 Routing Number: 055003201 Account Number 2000021828081 (For payment of brokers commission due)	$115,000
Science Dynamics Corporation Silicon Valley Bank Santa Clara 3003 Tasman Drive Santa Clara California 95054 FRB SF ABA 121140399 For Credit to Science Dynamics Corporation Account # 3300394469	$3,585.98
Total: $4,500,000